EXHIBIT 10.4

EXECUTION VERSION

THIRD AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

    THIS THIRD AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT dated as of October 26, 2021 (the “Amendment”), is entered into among Teledyne Technologies Incorporated, a Delaware corporation (the “Company”), the Designated Borrower party hereto, the Guarantors party hereto, the Lenders party hereto (the “Consenting Lenders”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

    WHEREAS, the Company, the Designated Borrower party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent entered into that certain Amended and Restated Term Loan Credit Agreement dated as of October 30, 2019 (as amended by that certain First Amendment to Amended and Restated Term Loan Credit Agreement, dated as of January 19, 2021, as amended by that certain Second Amendment to Amended and Restated Term Loan Credit Agreement, dated as of March 4, 2021, and as further amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Company has requested that the Lenders amend the Credit Agreement as set forth below.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments.

(a) Section 1.01 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical order:

1“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
2“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(c) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
3“Benchmark Replacement” means:

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(1)For purposes of Section 3.03(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:
(a)the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or
(b)the sum of (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);
4provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and
(2)    For purposes of Section 3.03(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
1provided that, if the Benchmark Replacement as determined pursuant to clause (1) or 0 above would be less than 0%, the Benchmark Replacement will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.
Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
5“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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6“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.
7“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).
8“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
9“Early Opt-in Election” means the occurrence of:
(1)a determination by the Administrative Agent, or a notification by the Borrower to the Administrative Agent that the Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and
(2)the joint election by the Administrative Agent and the Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.
10“Index Debt” shall mean the Borrower’s long term, unsecured, senior, non-credit enhanced Indebtedness.
11“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
12“Other Rate Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.03(c)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.
13 “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
14“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

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15“SOFR Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.03(c)(i) and paragraph (1) of the definition of “Benchmark Replacement”.
16 “Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
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(b)the definition of “Alternative Currency” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following new proviso at the end thereof:
; provided that, it is understood and agreed that the Loan was funded in full on the Closing Date in Dollars, and Borrowings in Alternative Currencies are no longer available.

(c)the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Applicable Rate” means, the following percentages per annum, based upon the ratings established by S&P and Moody’s for the Index Debt as of the most recent determination date:
18

Pricing Level	Company’s Index Debt Rating	Base Rate Loans	Eurocurrency Rate Loans
1	BBB+/Baa1 or better	0.125%	1.125%
2	BBB /Baa2	0.250%	1.250%
3	BBB-/ Baa3	0.375%	1.375%
4	BB+/ Ba1	0.625%	1.625%
5	BB/Ba2 or lower	0.875%	1.875%

For purposes of the foregoing, the applicable Pricing Level shall change on the date of any relevant change in the rating of the Index Debt by S&P or Moody’s. In the case of split ratings from S&P and Moody’s, the applicable Pricing Level will be based on the higher of the two ratings (e.g., BBB+/Baa2 results in Pricing Level 1), unless one of the ratings is two or more Pricing Levels lower than the other, in

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which case the Applicable Rate shall be determined by reference to the Pricing Level below the higher of the two ratings. If only one of S&P and Moody’s shall have a rating of the Index Debt in effect, the Applicable Rate shall be determined by reference to such available rating. If neither S&P or Moody’s shall have a rating of the Index Debt in effect, or if an Event of Default shall have occurred and be continuing, the ratings shall be deemed to be in Pricing Level 5. If the Company at any time does not hold outstanding Index Debt, then the Pricing Levels (and all other calculations based on the Index Debt) will be calculated on the basis of the Company’s corporate credit ratings announced by Moody’s or S&P from time to time.
(d)Section 2.10(b) of the Credit Agreement is hereby deleted in its entirety and replaced with “Reserved.”
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(e)Section 3.03(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

2(c)     Notwithstanding anything to the contrary herein or in any other Loan Document:
3
(i)     On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii)    (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

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(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(iii)    At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(iv)     In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v)    The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).

(vi)    At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

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(f)The following language is hereby added to Article X of the Credit Agreement as Section 10.13:

10.13 Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment for the account of the Lenders hereunder, whether or not in respect of an Obligation due and owing by the Borrower at such time, as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

(g)Paragraph 11.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:

11.19 Electronic Execution of Assignments and Certain Other Documents.

This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), may, if agreed by the Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further,

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without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

2.Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent (the date such conditions precedent are satisfied, the “Third Amendment Effective Date”):

(a)Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Company, the Designated Borrower, the Guarantors, the Consenting Lenders (constituting all of the Lenders) and Bank of America, N.A., as Administrative Agent.
(b)Unless waived by the Administrative Agent, the Company shall have paid all Attorney Costs of the Administrative Agent (directly to such counsel, if so requested by the Administrative Agent) to the extent invoiced prior to or on the Third Amendment Effective Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
3.Miscellaneous.

        (a)    The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

    (b)    Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

        (c)    Each Loan Party hereby represents and warrants as follows:

    (i)    Each Loan Party has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of this Amendment.

    (ii)    This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (iii)    No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or any other Person with respect to any

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Contractual Obligation is required in connection with the execution, delivery or performance by any Loan Party of this Amendment other than those that have already been obtained and are in full force and effect or the failure of which to have obtained would not reasonably be expected to have a Material Adverse Effect.

        (d)    After giving effect to this Amendment, the Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty is true and correct in all respects) as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty is true and correct in all respects) as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Section 6.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.01(a) and (b) of the Credit Agreement, respectively and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

        (e)    Each Lender party hereto represents and warrants that, after giving effect to this Amendment, the representations and warranties of such Lender set forth in the Credit Agreement are true and correct as of the Third Amendment Effective Date. Each Lender party hereto hereby agrees to comply with the covenants applicable to such Lender set forth in the Credit Agreement.

        (f)    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

    (g)    THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

    (h)    The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of right to trial by jury are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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    Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:    TELEDYNE TECHNOLOGIES INCORPORATED,
    a Delaware corporation

    By: /s/ Susan L. Main
    Name: Susan L. Main
    Title: Senior Vice President and Chief Financial Officer

DESIGNATED BORROWER:    TELEDYNE NETHERLANDS B.V.,
a Dutch company with limited liability having its official seat (statutaire zetel) in Amsterdam, the Netherlands, registered with the Dutch trade register under number 52020444

    By: /s/ Stephen F. Blackwood
    Name: Stephen F. Blackwood
    Title: Authorized Signatory

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TELEDYNE TECHNOLOGIES INCORPORATED
THIRD AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

GUARANTORS:    TELEDYNE FLIR, LLC,
    a Delaware limited liability company

    By: /s/ Susan L. Main
    Name: Susan L. Main
    Title: Senior Vice President

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TELEDYNE TECHNOLOGIES INCORPORATED
THIRD AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
    as Administrative Agent

    By: /s/ Maurice Washington
    Name: Maurice Washington
    Title: Vice President

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TELEDYNE TECHNOLOGIES INCORPORATED
THIRD AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

LENDERS:    BANK OF AMERICA, N.A.,
    as a Lender

    By: /s/ Mukesh Singh
    Name: Mukesh Singh
    Title: Director

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TELEDYNE TECHNOLOGIES INCORPORATED
THIRD AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

    JPMORGAN CHASE BANK, N.A.,
    as a Lender

    By: /s/ Jonathan Bennett
    Name: Jonathan Bennett
    Title: Executive Director

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TELEDYNE TECHNOLOGIES INCORPORATED
THIRD AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

    MUFG BANK, LTD.,
    as a Lender

    By: /s/ Victor Pierzchalski
    Name: Victor Pierzchalski
    Title: Authorized Signatory

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TELEDYNE TECHNOLOGIES INCORPORATED
THIRD AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

    PNC BANK NATIONAL ASSOCIATION,
    as a Lender

    By: /s/ Sean Piper
    Name: Sean Piper
    Title:    VP

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TELEDYNE TECHNOLOGIES INCORPORATED
THIRD AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

    TRUIST BANK, formerly known as Branch Banking
    and Trust Company,
    as a Lender

    By: /s/ Jonathan Hart
    Name: Jonathan Hart
    Title: Director

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TELEDYNE TECHNOLOGIES INCORPORATED
THIRD AMENDMENT TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT